CUSIP No. 02145A 10 9

                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Alteon WebSystems, Inc.

         EXECUTED as a sealed instrument this 10th day of February, 2000.


                                            MATRIX PARTNERS IV, L.P.



                                            By:  Matrix IV Management Co., L.P.
                                                 General Partner



                                                 By:     /s/ Andrew W. Verhalen
                                                     Andrew W. Verhalen
                                                     General Partner


                                            MATRIX IV ENTREPRENEURS FUND, L.P.


                                            By:  Matrix IV Management Co., L.P.
                                                 General Partner



                                                 By:     /s/ Andrew W. Verhalen
                                                     Andrew W. Verhalen
                                                     General Partner



                                            MATRIX IV MANAGEMENT CO., L.P.



                                                 By:     /s/ Andrew W. Verhalen
                                                     Andrew W. Verhalen
                                                     General Partner




                                                     /s/ Andrew W. Verhalen
                                                     Andrew W. Verhalen